UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, NY 10041

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On January 30, 2015, GFI Group Inc., a Delaware corporation (the “Company”) and CME Group Inc., a Delaware corporation (“CME”)  mutually agreed to terminate the Agreement and Plan of Merger, dated as of July 30, 2014 and amended as of December 2, 2014, January 15, 2015 and January 22, 2015 (the “GFI Merger Agreement”), by and among the Company, CME, Commodore Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CME, and Commodore Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of CME (“Merger Sub 2”), which had provided for a merger in which the Company would become a wholly-owned subsidiary of CME (the “GFI Merger”).  The GFI Merger Agreement was terminated following the January 30, 2015 special meeting of stockholders at which the Company’s stockholders voted against the adoption of the GFI Merger Agreement.  Pursuant to the terms of the GFI Merger Agreement, the Company is required to reimburse CME for its expenses up to $7,065,171 and will be required to pay CME a termination fee equal to $24,728,099 (net of any expense reimbursement paid to CME) if within 12 months of such termination the Company consummates, or enters into a definitive agreement to consummate, a transaction in which the Company or 20% or more of the fair value of the assets or of any class of equity or voting securities of the Company and its subsidiaries, the subsidiaries that were to be retained by CME in the GFI Merger Agreement, or Trayport or FENICS is sold.  Concurrent with the termination of the GFI Merger Agreement, the following related agreements were also terminated in accordance with their terms: (i) the Agreement and Plan of Merger, dated as of July 30, 2014 and amended as of December 2, 2014, January 15, 2015 and January 22, 2015, by and among CME, Cheetah Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CME, Cheetah Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of CME, Jersey Partners Inc., a New York corporation (“JPI”), New JPI Inc., a Delaware corporation (“New JPI”) and the other individuals signatory thereto, which are stockholders of JPI and New JPI; (ii) the Purchase Agreement, dated as of July 30, 2014 and amended as of December 2, 2014 and January 15, 2015, by and among Merger Sub 2, GFI Brokers Holdco Ltd., a Bermuda limited company, CME (solely for purposes of Article IX thereof), JPI and New JPI (solely for purposes of Article IX thereof); and (iii) the Amended and Restated Commitment Letter, dated as of January 15, 2015, by and among Jefferies Finance LLC and GFI Holdco Inc., a Delaware corporation.

The forgoing description of the terms of the GFI Merger Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the GFI Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by the Company on July 31, 2014, as previously amended by (i) Amendment No. 1 thereto, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on December 3, 2014, (ii) Amendment No. 2 thereto, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on January 15, 2015 and (iii) Amendment No. 3 thereto, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on January 23, 2015.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On February 2, 2015, Thomas Cancro provided notice to the Company of his intention to resign from his position as the Company’s principal accounting officer in order to pursue other opportunities.  The resignation will be effective on March 15, 2015.

Amendment to Employment Agreement of Executive Officer

On February 3, 2015, the Company and James A. Peers entered into Amendment No. 2 (the “Amendment”) to that certain Employment Agreement, dated as of November 18, 2002, as amended by Amendment No. 1, dated as of December 24, 2008, by and between the Company and Mr. Peers, to amend certain of the severance provisions contained therein.  Pursuant to the Amendment, if Mr. Peers is terminated without cause, or due to his death or permanent disability, he will be entitled to receive continued salary payments for a period of up to twelve months, less any portion of such period in which he is not required to work, and an amount in lieu of discretionary bonus equal to the average annual bonus (including cash and any equity component) earned by Mr. Peers during the two most recently completed fiscal years preceding the year in which employment is terminated.  Pursuant to the Amendment, Mr. Peers will also be entitled to the following severance benefits if his employment were to be terminated without cause or by reason of his death or permanent disability within one year following the consummation of a change in control, or if he were to terminate his employment for good reason following the consummation of a change in control within twelve months after the occurrence of the good reason event: a payment in an amount equal to twelve months base salary (half payable in a lump sum and half payable in salary continuation for six months); the cost of continued health and dental insurance coverage for six months or, if earlier, until he secures new employment; accelerated vesting of any unvested deferred cash, restricted stock units or other equity interests; and an amount in lieu of discretionary bonus equal to the average annual bonus (including cash and any equity component) earned by Mr. Peers during the two most recently completed fiscal years preceding the year in which employment is terminated.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on January 30, 2015.  A total of 109,117,469 shares were represented in person or by proxy at the meeting, and the Company’s stockholders took the following actions:

Proposal No. 1: GFI Merger Agreement

Stockholders voted against the proposal to adopt the GFI Merger Agreement based on the following votes:

Votes For	Votes Against	Abstain
62,755,016	45,455,182	430,731

Proposal No. 2: Golden Parachute’ Compensation

Stockholders voted in favor of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the GFI Merger contemplated by the GFI Merger Agreement based on the following votes:

Votes For	Votes Against	Abstain
77,806,340	30,279,328	607,281

Proposal No. 3: Adjournment

Stockholders voted in favor of the proposal to approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the GFI Merger Agreement based on the following votes:

Votes For	Votes Against	Abstain
80,047,118	28,417,925	652,426

Item 8.01.    Other Events.

On January 30, 2015, the Company and CME issued a joint press release announcing the mutual termination of the GFI Merger Agreement and the related agreements.  Also on January 30, 2015, the Company issued a press release announcing that the board of directors will explore all strategic alternatives in an effort to maximize value for all stockholders.  On February 2, 2015, the Company issued a press release announcing that the board of directors continued to urge the Company’s stockholders to take no action on the tender offer by BGC Partners, Inc. at this time.  A copy of each of the press releases is included as Exhibit 99.1, Exhibit 99.2 and 99.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1

Amendment No. 2, dated as of February 3, 2015, to that certain Employment Agreement by and between GFI Group Inc. and James A. Peers, dated as of November 18, 2002, as amended by Amendment No. 1, dated as of December 24, 2008.

99.1	Joint Press Release issued by GFI Group Inc. and CME Group Inc., dated January 30, 2015.

99.2	Press Release issued by GFI Group Inc., dated January 30, 2015.

99.3	Press Release issued by GFI Group Inc., dated February 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI Group Inc.

By:	/s/ Christopher D’Antuono
Christopher D’Antuono General Counsel

Date: February 5, 2015

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1

Amendment No. 2, dated as of February 3, 2015, to that certain Employment Agreement by and between GFI Group Inc. and James A. Peers, dated as of November 18, 2002, as amended by Amendment No. 1, dated as of December 24, 2008.

99.1	Joint Press Release issued by GFI Group Inc. and CME Group Inc., dated January 30, 2015.

99.2	Press Release issued by GFI Group Inc., dated January 30, 2015.

99.3	Press Release issued by GFI Group Inc., dated February 2, 2015.